SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 5, 2006

                                 Cox Radio, Inc.


             (Exact name of registrant as specified in its charter)



    Delaware                       1-12187                     58-1620022

 (State or other               (Commission File            (I.R.S. Employer
  jurisdiction of               Number)                     Identification No.)
  incorporation)


       6205 Peachtree Dunwoody Road
             Atlanta, Georgia                               30328
   (Address of principal executive offices)               (Zip Code)


                                 (678) 645-0000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the
         Securities act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the
         Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

     On April 5, 2006, Cox Radio, Inc. announced that Richard A. Ferguson would be retiring from his position as Executive Vice President of Cox Radio, effective as of May 31, 2006. Since May 1997, Mr. Ferguson also has served as a member of the Board of Directors of Cox Radio, but he is not standing for re-election to the Board at the annual meeting of stockholders scheduled for May 11, 2006. Mr. Ferguson's retirement and not standing for re-election are not related to any dispute with Cox Radio, nor are they related to any accounting or financial reporting issue.

    Cox Radio issued a press release announcing the retirement of Mr. Ferguson, and a copy of this release is being filed as Exhibit 99.1 with this report.

Item 9.01 Financial Statements and Exhibits.


         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Not applicable.

         (d)      Exhibit:

                  99.1     Press Release dated April 5, 2006

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 5, 2006                       COX RADIO, INC.



                                           By:     /s/ Neil O. Johnston
                                                   ---------------------------
                                           Name:   Neil O. Johnston
                                           Title:  Vice President
                                                   and Chief Financial Officer

                                                                  Exhibit 99.1



[GRAPHIC OMITTED]                                                         NEWS
==============================================================================

FOR IMMEDIATE RELEASE

                        COX RADIO ANNOUNCES RETIREMENT OF
               DICK FERGUSON AS EXECUTIVE VICE PRESIDENT, DIRECTOR

     ATLANTA - April 5, 2006 - Cox Radio (NYSE: CXR) today announced that Dick Ferguson has informed the Company of his intention to retire as Executive Vice President on May 31, 2006. Mr. Ferguson, a radio industry veteran for more than 30 years, has been with the Company since April 1997, when Cox Radio acquired NewCity Communications, a company he co-founded and headed as President and Chief Executive Officer. Mr. Ferguson is not standing for re-election to Cox Radio's Board of Directors in May 2006. He has been a director since May 1997. Cox Radio plans to retain Mr. Ferguson, upon his retirement, as a consultant to the Company in the area of acquisitions and station upgrades.

     Mr. Ferguson commented, "Working with Bob Neil and the incredibly talented and committed team at Cox Radio has been a truly rewarding experience. Choosing Cox as the company to purchase NewCity ten years ago was one of my best business decisions and has been a win-win for everyone involved. I am very proud of the contribution of former NewCity employees in helping Cox Radio build on its reputation as one of the best companies in our industry to work for. I am also grateful to Jim Kennedy, Nick Trigony and the team at Cox Enterprises for their support during my tenure with Cox."

     Robert F. Neil, President and Chief Executive Officer, commented, "Dick has been a friend and a mentor for 23 years. His contributions to the radio industry and Cox Radio are only exceeded by his heart and sheer love for the radio business. His integrity, passion, and caring for the people he works with are examples that we should all strive for. Fortunately, we've talked him into considering some consulting work for us, so we can continue to tap into his great talents."

     Mr. Ferguson, age 60, has served as a director of Cox Radio since May 1997, and as Executive Vice President since February 2003. Prior to that, he served as Vice-President and Co-Chief Operating Officer since July 1999, and as Vice President and Chief Operating Officer since April 1997. Previously, Mr. Ferguson served as President, Chief Executive Officer and a director of NewCity Communications, Inc. since its organization in 1986. He served as President of Katz Broadcasting Company, Inc., a subsidiary of Katz Communications, Inc., from 1981 to 1986, when he led a management group in organizing NewCity to purchase all of the stock of Katz Broadcasting Company. Prior to 1981, he served as the President of Park City Communications, Inc., until it was acquired by Katz Communications. Mr. Ferguson is a past chairman of the Joint Board of Directors of the National Association of Broadcasters and a member of the Radio Operators Caucus.

About Cox Radio

     Cox Radio is one of the largest radio broadcasting companies in the United States, based on revenues. Cox Radio owns, operates or provides sales and marketing services for 79 stations (66 FM and 13 AM) clustered in 18 markets, including major markets such as Atlanta, Houston, Miami, Orlando, San Antonio and Tampa. Cox Radio shares are traded on the New York Stock Exchange under the symbol: CXR.



Contact:

Analysts and Investors                 Analysts, Investors, Press or Media
--------------------------             ------------------------------------

Neil O. Johnston                       Jonathan Lesko
Vice President and                     Brainerd Communicators, Inc.
Chief Financial Officer                212-986-6667
Cox Radio, Inc.
678-645-4310